Maximum Volume Guarantee Agreement (TRANSLATION)

Important Notice
Guarantor shall carefully read content of this guarantee agreement, especially the content marked ▲▲. Please contact loaner for explanation if you have any question.

Guarantor: Yin Zhongjun
Legal representative:
Type of certificate: ID card Card no.: 420106196804274912
Location of residence: Room 907, Block B,2nd Sector of Dimengyuan, Jingtian Road, Futian District, Shenzhen, Guangdong
Post address:                                                                                         Postal Code:
Telephone:

Loaner: Bank of Communications Co., Ltd Huafu Branch
Representative: Li Canfu
Postal address: 1st Floor West, Zhonghang Building, Futian District, Shenzhen

Whereas, Long-e Technology (Shenzhen) Co., Ltd (hereunder refers to “debtor”) dually signed the main contract (Contract no.): BCMS4433102008L100000000 , Name: Maximum Volume Guarantee Agreement . In order to realize the loan shall be continuously realized, guarantor agrees to offer the guarantee for maximum volume.

Both guarantor and Loaner come into an agreement to identify obligations and duties of both parties.

Ⅰ. Main Credit Claims

1.1 Guarantor offered guarantee services for total main loan which are main loan claims under main agreement, including all types of loan, import trade, import financing collecting, financing for import, export trade, collection for export financing, financing for export invoices, packing credit and other financing offered by loaner, or, bank acceptance bill, letter of credit or back letter( including standby letter of credit) made by loaner to have right on loan (including or having).

When main loan happened under main contract, loaner and debtor shall dually agreed on currency, amount, interest rate and time limit of debt performance for relevant loan principal in record of “Application for Credit Volume”.

1.2 Scope of guarantee shall include principal, interest, compound interest, penalty interest, liquidated damages, damage compensation, and expenses for loan realization under main contract. Expenses used for loan realization shall include and not limited to overdue fee, litigation fee (or arbitration fee), protection fee, notice fee, performance fee, legal fee, traveling fee or other expenses.

Maximum volume under guarantee by guarantor shall be (currency in capital): said RMB twenty millions only. Interest, expenses (if have) in scope of guarantee shall depend on reality.

1.3 Main credit relationship being guaranteed under agreement herein shall be identified on occurrence date of latest main credit relationship (refers to “identification date of main credit relationship”). Otherwise, the date of credit cancellation shall be the identification date of main credit relationship, if creditor cancelled credit volume depend on main contract.
Main credit relationship or interest (including compound interest and overdue or misappropriate penalty interest) which continuously maintained until the time that guarantors undertake the obligations before identification date of main credit relationship (including that very day), fees used to realize credit relationship of loaner ( by provision 1.2 of agreement herein) or other relevant expenses totally included in the scope of guarantee contract herein.

Occurrence of main credit relationship means actions that loaner offer loan, financing or make bank acceptance bill, letter of credit or back letter.

Ⅱ. Obligations and duties of guarantee

2.1 Guarantee under this agreement refers to guarantee with joint liability.

2.2 Guarantee period shall be calculated accordance to debt performance date recorded in “Application for Credit Volume” under main contract, if there are bank acceptance bill, letter of credit or back letter made, the date shall depend on advance date, same as follow). Guarantee period in each “Application for Credit Volume” shall start from expired date of debt performance date (or advance date) agreed in each Application for Credit Volume, until two years after the expired date of debt performance date (or advance date) agreed in each “Application for Credit Volume”.

“Application for Credit Volume” under main contract agreed that debtor may repay loan by installment. Guarantee period shall be calculated respectively, period shall start from expired date of debt performance date (or advance date) until two years after the expired date of debt performance date (or advance date).

If loaner announces the loan under main contract shall be expired in advance, the expired debt performance date shall be the announced expired date instead.

▲▲2.3 Pursuant to provision 5 in “Guarantee Law of People’s Republic of China”, both parties under this agreement have entered into agreement especially hereunder: guarantee contract herein has separate effect out of main contract. Relevant provision in main contract cease in effect will not have influence on guarantee contract hereto. Guarantor shall undertake joint liability for compensation obligations if the main contract ceased in effect.

▲▲2.4 Guarantor shall not make consent on amendment of content in main contract or “Application for Credit Volume”, otherwise, guarantee shall make consent on amendment on credit volume, credit period or expired date of main contract.

▲▲Ⅲ. Guarantor’s statement and guarantee

3.1 Guarantor shall have civil capacity and full capacity for civil conduct (ensured to be natural person). Non-natural guarantor shall ensure to be exist and continue legally, having necessary capacity for right, and could undertake civil obligations and perform agreement herein in the name of itself.

3.2 To sign and perform agreement herein is the real meaning of expression of guarantor and have permitted by any necessary consent, approval and authorization without any legal flaws.

3.3 Guarantor shall ensure all documents, information or data provided to loaner to be true, accurate, complete and effective.

3.4 Debtor shall not the shareholder of guarantor or “actual holding person” which is defined in Corporation Law in the process of signing agreement herein.

▲▲Ⅳ. Guarantor’s obligations

4.1 Guarantor shall repay any expired payable fee unconditionally, if debtor does not pay back loan, financing principal or loaner’s advance fee and relevant interest fully or partially on time.
Guarantee agreed that: If main contract being influenced by mortgage guarantee or pledge guarantee offered by debtor or a third party, loaner shall have right to arrange the order of performance, as well as request guarantor pay back debtor’s total expired debt immediately without performance secured property right in advance; even if loaner waive secured property right or order of its right or change secured property right, guarantor shall still undertake guarantee obligations without cancellation.

4.2 Guarantor shall cooperate loaner engage in supervision or review on guarantor’s income and credit condition(if guarantor is a natural person), or financial and operation conditions (if guarantor is a unnatural person), and provide all financial report, other information or data requested by loaner, and keep all documents, data and information shall be true, complete and accurate.

4.3 Guarantor shall make written notice to loaner 30 days ahead and before all debts have been paid back, as if any conditions below-mentioned happened:
(1) sell, donate, rent, loan, transfer, mortgage, ledge or use other methods to deal with total or partial assets or essential assets;
(2) operation system or property organization form have great changes, including but not limited to implementation of contractor, leasing, joint venture, reformation of cooperation system, reformation of stock cooperative system, sell of business, merger, establishment of subsidiaries, property right transfer, capital reduction, etc..

4.4 Guarantor shall make written notice 7 days ahead to guarantor when anyone of below mentioned things happened:
(1) amendment of bylaws, change of company’s name, legal representative, location, address or business scope and other business registration affairs, or decisions which having significant impact on financial or personnel aspects;
(2) scheduled to apply for bankrupt or possibly being bankrupt by loaner;
(3) with respect to significant litigant, arbitral or administrative measures, or, main assets or guaranteed materials have been take property protection or other coercive measures;
(4) to provide guarantee for third party, and so business condition, financial condition or capacity for performing agreement herein which shall have significant adverse effects;
(5) to sign contracts which shall have significant adverse effects on borrower’s business and financial conditions;
(6) suspend operation, shut down, dissolution, stop operation for consolidation or withdraw of business license;
(7) guarantor or its legal representative or managerial officers of borrower broke law or breach business rules;
(8) operation have significant difficulties, or have deterioration on financial conditions, or things may influence borrower’s operation condition or financial condition or repaying capacity happened;
(9) job and income of guarantor have great changes or change residence address (if guarantor is a natural person).

4.5 Before debtor has paid back all loan payable, guarantor shall not perform its right of recourse obtained to debtor or other guarantors.

4.6 If debtor becomes shareholder or actual holding person of guarantor before debtor repay all debts under main agreement, guarantor shall notice debtor at once and provide its written consent of meeting of shareholder on approval of offering guarantee.

▲▲Ⅴ. Provision on loan offering

5.1 Guarantor authorized that loaner shall have right to charge from debtor’s or guarantor’s any account in Bank of Communications when there is/are any debt of debtor or guarantor.

5.2 Loaner shall notice guarantor about the information of account number, contract number, number of “Application for Credit Volume”, number of loan document and remaining debt of being charged account.

5.3 If being charged cash is not fully paid for loan, it shall use to repay expired debt firstly and charge according to below provision:
(1) Under items of loan (except personal loan) or trade financing ( except import factoring), if repayment of loan principal and interest shall not overdue within 90days, balance of repayment shall pay back expired unpaid interest or penalty interest and compound interest ahead of paying principal unexpired; if loan principal and interest overdue and delayed more than 90 days, the balance of repayment shall pay back expired loan principal ahead of unexpired interest, penalty interest or compound interest.

(2) Under item of making bank acceptance bill, letter of credit, back letter and export factoring, balance of expenses after charged shall use to repay expired unpaid principal further to expired unpaid interest, penalty interest and compound interest.

(3) Under item of personal loan, order of repayment shall accordance to relevant provision in main contract.

5.4 If currency in charge is different from being repayment, it shall use exchange rate which is announced by Bank of Communications to transfer currency shall be paid back.

Ⅵ. Any controversy, claim or dispute arising out of, relating to or in connection with this Agreement shall apply for arbitration by jurisdiction court in the location of lender. In the period of arbitration, both parties shall continue performing non-controversial provisions.

Ⅶ. Other articles

▲▲7.1 If the guarantor has actions relating to escaping supervision of loaner, overdue principal and interest, maliciously escaping existing debts, lender has right to announce its actions on media.

7.2 Guarantor has carefully read main contract and confirm all articles.

7.3 Guarantee agreement shall enter into effect since the date that all below requirements have been fulfilled: (1) legal representative or authorized person of guarantor signed ( or stamped chop) and stamped chop; guarantor is a natural person; guarantor signed agreement; (2) legal representative or authorized person of loaner signed ( or stamped chop) and stamped company’s chop.

7.4 Guarantee agreement shall have                       originals for guarantor, loaner and debtor maintain one original each.

Ⅷ. Other provisions

Important Notice
Guarantor has read all articles above, and loaner has make explanation by request, guarantor does not have nothing oppositive.

Guarantor (chop / signature)	Loaner (company’s chop)

/s/ Yin Zhongjun	/s/ Li Canfu
Legal representative or authorized	Legal representative or
person	authorized person
(chop / signature)	(chop / signature)

Signing date: January 16, 2008	Signing date: January 16, 2008

Co-owner statement ( applicable for guarantor is a natural person):
Me (name:                                                                   type of certificate:
Certificate no.:                                                                 ) is guarantor’s spouse. I have carefully read and confirmed all the articles in this guarantee agreement, known and agreed guarantor to offer guarantee for debtor to loaner based on that guaranteed debt shall be mutual debt of spouse and paid back by mutually owned property of spouse.

Signature of co-owner:
Date: